Exhibit 10.2

EXECUTION VERSION

THIRD AMENDMENT TO CREDIT AGREEMENT

This THIRD AMENDMENT TO CREDIT AGREEMENT (this “Third Amendment”), dated as of August 13, 2020 and effective as of the Effective Date (as hereinafter defined), is made and entered into by and among THE MOHEGAN TRIBE OF INDIANS OF CONNECTICUT, a federally recognized Indian Tribe and Native American sovereign nation (the “Tribe”), the MOHEGAN TRIBAL GAMING AUTHORITY, a governmental instrumentality of the Tribe (the “Borrower”), each of the Lenders party hereto and CITIZENS BANK, N.A., as administrative agent (together with its successors and assigns in such capacity, the “Administrative Agent”) under the Existing Credit Agreement referred to below.

RECITALS

WHEREAS, reference is hereby made to that certain Credit Agreement, dated as of October 14, 2016, as amended by (i) that certain First Amendment to Credit Agreement, dated as of April 14, 2017 and (ii) that certain Incremental Joinder and Second Amendment to Credit Agreement, dated as of April 12, 2018 (as it may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement” and the Existing Credit Agreement as amended by this Third Amendment and as it may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Amended Credit Agreement”), by and among the Tribe, the Borrower, the banks, financial institutions and other entities from time to time party thereto as lenders (collectively, the “Lenders”), the Administrative Agent, and the other parties party thereto;

WHEREAS, the Borrower has requested that the Lenders party hereto agree to amend certain provisions of the Existing Credit Agreement pursuant to Section 12.01 thereof subject to, and in accordance with, the terms and conditions set forth herein; and

WHEREAS, the Lenders party hereto, constituting the Required Lenders as of the date hereof, and the Administrative Agent are willing, on the terms and subject to the conditions set forth below, to enter into this Third Amendment and to consent to the amendments of the Existing Credit Agreement described herein.

NOW, THEREFORE, in consideration of the premises and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

(a)As used herein, “Specified Reporting Default” means that certain Default under Section 8.01(b) of the Credit Agreement with respect to the Fiscal Quarter ending March 31, 2020 further described in the Notice of Default dated as of July 14, 2020 as previously delivered to the Borrower by the Administrative Agent.

(b)Except as otherwise expressly provided herein, capitalized terms used in this Third Amendment (including in the Recitals and the introductory paragraph above) shall have the meanings given in the Amended Credit Agreement, and the rules of construction set forth in the Amended Credit Agreement shall apply to this Third Amendment.

ARTICLE II

AMENDMENT TO CREDIT AGREEMENT

Each of the following amendments to the Existing Credit Agreement shall be effective as of the Effective Date:

(a)The following new definitions are hereby added to Section 1.01 of the Existing Credit Agreement, inserted in proper alphabetical order:

“Specified Reporting Default” has the meaning specified in the Third Amendment.

“Third Amendment” means that certain Third Amendment to Credit Agreement, dated as of August 13, 2020, among the Tribe, the Borrower, each of the Lenders party thereto and the Administrative Agent.

(b)Section 10.01(c) of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

“(c)Other Defaults.  Any Loan Party or the Tribe fail to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues (x) with respect to the Specified Reporting Default, for 40 days after notice shall have been given to the Borrower by the Administrative Agent (or such later date as may be agreed in writing by the Required Lenders acting in their sole discretion, which agreement may be transmitted to the Borrower, for the avoidance of doubt, by way of electronic communication by such Required Lenders or counsel thereto, including by e-mail) or (y) with respect to any other such covenant or agreement, for 30 days after notice shall have been given to the Borrower by the Administrative Agent; or”

ARTICLE III

CONDITIONS TO THE EFFECTIVE DATE

This Third Amendment shall become effective on the date (the “Effective Date”) on which the Administrative Agent shall have received executed counterparts of this Third Amendment from the Tribe, the Borrower, each existing Lender party to this Third Amendment (which Lenders, taken together, constitute the Required Lenders (under and as defined in the Existing Credit Agreement)) and the Administrative Agent.

ARTICLE IV

MISCELLANEOUS

SECTION 4.1 Amendment, Modification and Waiver. This Third Amendment may not be amended, modified or waived except in accordance with Section 12.01 of the Amended Credit Agreement.

SECTION 4.2 Entire Agreement. This Third Amendment, the Amended Credit Agreement and the other Loan Documents, constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.

SECTION 4.3 Governing Law; Arbitration Reference; Waiver of Right to Trial by Jury; Waiver of Sovereign Immunity; Consent to Jurisdiction; Gaming Law Limitations; Section 81 Compliance. The provisions of Section 12.17, Section 12.18, Section 12.19, Section 12.20, Section 12.22 and Section 12.23 of the Existing Credit Agreement are incorporated herein by reference, mutatis mutandis.

SECTION 4.4 Severability. If any provision of this Third Amendment or the other Loan Documents is held to be illegal, invalid, void or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Third Amendment and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which come as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 4.5 Miscellaneous. (a) This Third Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Third Amendment may be transmitted and/or signed by facsimile or electronic mail. The effectiveness of this Third Amendment and signatures hereto shall, subject to applicable Law, have the same force and effect as manually-signed originals and shall be binding on all Loan Parties, the Administrative Agent and the Lenders.

(b)Except as amended hereby, all of the provisions of the Existing Credit Agreement and the other Loan Documents shall remain in full force and effect except that each reference to the “Credit Agreement”, or words of like import in any Loan Document, shall mean and be a reference to the Amended Credit Agreement. This Third Amendment shall be deemed a “Loan Document” as defined in the Amended Credit Agreement.

(c)The Lenders party hereto, constituting the Required Lenders as of the date hereof, hereby instruct the Administrative Agent to deliver its executed signature page to this Third Amendment.

SECTION 4.6 Reservation of Rights. (a) Notwithstanding anything contained in this Third Amendment to the contrary, the Administrative Agent, the Lenders and the other Secured Parties expressly reserve all of their rights, powers, privileges and remedies (including, without limitation, against the Tribe and each and every Loan Party) under the Amended Credit Agreement and the other Loan Documents, applicable law and/or equity, including, without limitation, their right at any time, as applicable, to the extent provided in the Amended Credit Agreement or the other Loan Documents, (i) to commence any legal or other action to collect any or all of the Obligations from the Borrower and/or any other Loan Party and, to the extent permitted by the Amended Credit Agreement, the Tribe, (ii) to foreclose on, apply to the payment of any or all of the Obligations, or otherwise realize upon any or all of the Collateral or any other property pledged by any person or entity as security for the Obligations, (iii) to exercise any right of set-off and/or (iv) to take any other action or otherwise exercise any or all rights and remedies provided for by any or all of the Amended Credit Agreement, the other Loan Documents or applicable law.  For the avoidance of doubt, the Administrative Agent, the Lenders and the other Secured Parties reserve all of their rights with respect to any other defaults, Defaults or Events of Default under the Amended Credit Agreement and the other Loan Documents that have occurred or may have occurred, whether known or unknown, or that may occur in the future.

(b)Except as expressly set forth herein, this Third Amendment shall not, and shall not be deemed to, establish a custom or course of dealing and does not, and shall not be deemed to, waive, limit or postpone any Loan Party’s Obligations under the Amended Credit Agreement or any other Loan Document or any other Person obligated thereunder.  No oral representation or course of dealing or conduct on the part of the Administrative Agent, any Lender or any other Secured Party or any of their respective officers, employees or agents, and no failure or delay by the Administrative Agent, any Lender or any other Secured Party with respect to the exercise of any right, power, privilege or remedy under the Amended Credit Agreement or the other Loan Documents or applicable law, and/or equity shall operate as a waiver thereof, and the single or partial exercise of any such right, power, privilege or remedy shall not preclude any later exercise of any other right, power, privilege or remedy.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties have caused this Third Amendment to be duly executed as of the day and year first above written, to be effective as of the Effective Date.

MOHEGAN TRIBAL GAMING AUTHORITY

By:	/s/ Mario C. Kontomerkos
Name:	Mario C. Kontomerkos
Title:	Chief Executive Officer

THE MOHEGAN TRIBE OF INDIANS OF
CONNECTICUT

By:	/s/ Ralph James Gessner Jr.
Name:	Ralph James Gessner Jr.
Title:	Chairman, Management Board

(Signature Page to the Third Amendment)

IN WITNESS WHEREOF, the parties have caused this Third Amendment to be duly executed as of the day and year first above written, to be effective as of the Effective Date.

MOHEGAN TRIBAL GAMING AUTHORITY

By:	/s/ Mario C. Kontomerkos
Name:	Mario C. Kontomerkos
Title:	Chief Executive Officer

THE MOHEGAN TRIBE OF INDIANS OF
CONNECTICUT

By:	/s/ Ralph James Gessner Jr.
Name:	Ralph James Gessner Jr.
Title:	Chairman, Management Board

(Signature Page to the Third Amendment)

CITIZENS BANK N.A.
as administrative agent

By:	/s/ Jason S. Miller
Name:	Jason S Miller
Title:	Managing Director

(Signature Page to the Third Amendment)